AMENDMENT NO. 13
TO
MASTER INVESTMENT ADVISORY AGREEMENT
     This Amendment dated as of June 6, 2011, amends the Master Investment Advisory Agreement (the “Agreement”), dated June 1, 2000, between AIM Investment Securities Funds (Invesco Investment Securities Funds), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.
W I T N E S S E T H:
     WHEREAS, the parties desire to amend the Agreement to (i) reduce permanently the advisory fee payable by Invesco U.S. Government Fund, effective June 6, 2011, and (ii) remove the following series portfolios: Invesco Core Bond Fund, Invesco Income Fund, Invesco Van Kampen Core Plus Fixed Income Fund, Invesco Van Kampen Government Securities Fund, Invesco Van Kampen High Yield Fund and Invesco Van Kampen Limited Duration Fund;
     NOW, THEREFORE, the parties agree that:
1.	Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:
“APPENDIX A
FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement

Invesco Dynamics Fund	April 30, 2008

Invesco Global Real Estate Fund	April 29, 2005

Invesco High Yield Fund	June 1, 2000

Invesco Limited Maturity Treasury Fund	June 1, 2000

Invesco Money Market Fund	June 1, 2000

Invesco Municipal Bond Fund	June 1, 2000

Invesco Real Estate Fund	October 29, 2003

Invesco Short Term Bond Fund	August 29, 2002

Invesco U.S. Government Fund	June 1, 2000

Invesco High Yield Securities Fund	February 12, 2010

Invesco Van Kampen Corporate Bond Fund	February 12, 2010

APPENDIX B
COMPENSATION TO THE ADVISOR
     The Trust shall pay the Adviser, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.
Invesco Dynamics Fund

Net Assets	Annual Rate
First $350 million	0.60%
Next $350 million	0.55%
Next $1.3 billion	0.50%
Next $2 billion	0.45%
Next $2 billion	0.40%
Next $2 billion	0.375%
Over $8 billion	0.35%
Invesco Global Real Estate Fund
Invesco Real Estate Fund

Net Assets	Annual Rate
First $250 million	0.75%
Next $250 million	0.74%
Next $500 million	0.73%
Next $1.5 billion	0.72%
Next $2.5 billion	0.71%
Next $2.5 billion	0.70%
Next $2.5 billion	0.69%
Over $10 billion	0.68%
Invesco High Yield Fund

Net Assets	Annual Rate
First $200 million	0.625%
Next $300 million	0.55%
Next $500 million	0.50%
Over $1 billion	0.45%
Invesco Municipal Bond Fund

Net Assets	Annual Rate
First $200 million	0.50%
Next $300 million	0.40%
Next $500 million	0.35%
Over $1 billion	0.30%

Invesco Limited Maturity Treasury Fund

Net Assets	Annual Rate
First $500 million	0.20%
Over $500 million	0.175%
Invesco Money Market Fund

Net Assets	Annual Rate
First $1 billion	0.40%
Over $1 billion	0.35%
Invesco Short Term Bond Fund

Net Assets	Annual Rate
First $500 million	0.350%
Next $500 million	0.325%
Next $1.5 billion	0.300%
Next $2.5 billion	0.290%
Over $5 billion	0.280%
Invesco High Yield Securities Fund

Net Assets	Annual Rate
First $500 million	0.42%
Next $250 million	0.345%
Next $250 million	0.295%
Next $1 billion	0.27%
Next $1 billion	0.245%
Over $3 billion	0.22%
Invesco U.S. Government Fund

Net Assets	Annual Rate
First $200 million	0.50%
Next $300 million	0.40%
Next $500 million	0.35%
Next $19.5 billion	0.30%
Over $20.5 billion	0.24%

Invesco Van Kampen Corporate Bond Fund

Net Assets	Annual Rate
First $500 million	0.42%
Next $750 million	0.35%
Over $1.25 billion	0.22%”
2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

AIM INVESTMENT SECURITIES FUNDS (INVESCO INVESTMENT SECURITIES FUNDS)

Attest:	/s/ Peter Davidson Assistant Secretary	By:	/s/ John M. Zerr John M. Zerr
Senior Vice President

(SEAL)

INVESCO ADVISERS, INC.

Attest:	/s/ Peter Davidson Assistant Secretary	By:	/s/ John M. Zerr John M. Zerr
Senior Vice President

(SEAL)

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